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For Immediate Release
Roomlinx Revving Up Sales, Brand Awareness
via CHA Partnership

Chicago-based hospitality consulting group is opening doors to major hotel companies

DENVER, CO – April 16, 2008 – Roomlinx, Inc. (OTC: RMLX - News), the hospitality in-room expert providing Internet-based Business, Media and Entertainment solutions, announces that Chicago-based Creative Hospitality Associates will serve as a sales partner for all products and services including the new Roomlinx In-Room Media & Entertainment system. CHA is a full-service hospitality-consulting firm with a proven track record of growth and expansion for hotels, restaurants, clubs, multi-unit properties and gaming ventures.

“CHA’s dedication and enthusiasm for Roomlinx has been amazing,” said Mike Wasik, Roomlinx CEO. “Chuck Hamburg and Brian Margulis, senior founding partners of CHA, are seasoned industry veterans and trend forecasters with extensive ties in the hospitality arena. We believe it is this credibility that will quickly open doors to major hotel corporations for Roomlinx. We anticipate significant portfolio and revenue growth due to CHA’s extensive contacts and passion to bring Roomlinx to market. In fact, we have already presented to a few major hotel players that CHA has introduced and we expect very exciting results.”

CHA’s main objective is to build awareness and increase installations of Roomlinx’ interactive, TV-based  system. Hamburg and Margulis, hospitality professors at Roosevelt University, will focus on driving sales among the hotel, resort and casino markets.

“We chose Roomlinx because we believe that it is the technology of the future,” Hamburg said. “It’s an evolutionary system that reinvents itself based on market and demographic demands. More importantly, it bridges the gap between the guest experience and operational revenue generation.”

The Roomlinx system provides instant access to hotel services, video on demand, international/U.S. television programming, local news/weather/business/sports updates, streaming music or iPod/MP3 compatibility, shopping, Microsoft compatible business productivity tools, concierge assistance, and PC/ Web-based games.

“We are eager to get Roomlinx in front of as many people as possible because we know it offers the next great point-of-differentiation to travelers,” Margulis said. “We have seen the reaction from some of our existing customers regarding the Roomlinx product demonstration and it has been very positive.”

For a complete list of CHA customers, visit www.chaconsulting.net. For more information on Roomlinx, visit www.roomlinx.com.

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About Creative Hospitality Associates
Creative Hospitality Associates is a full-service hospitality-consulting firm with a proven track record of growth and expansion for restaurants, hotels, clubs, multi-unit properties and gaming ventures. We partner with clients to deliver real world experience and creative solutions for long-term success. Visit www.chaconsulting.net.

About Roomlinx
Roomlinx is the hospitality in-room expert providing in-room Business, Media and Entertainment solutions designed to increase revenues and brand loyalty for hotels, resorts, and timeshare properties, utilizing premium content and applications demanded by today’s traveler. For more information, visit www.roomlinx.com.

Safe Harbor Cautionary Statement
Certain statements in this news release, including statements that we "believe," "expect," "intend," "plan" or words of similar import, are forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans, new products and services and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: the company's successful implementation of the new products and services, demand for the new products and services, the company's ability to successfully compete against competitors offering similar products and services, general economic and business conditions; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the Company's Securities and Exchange Commission filings available at http://www.sec.gov, which you should carefully review. Roomlinx does not assume any obligation to update or revise any forward-looking statements, whether as the result of new developments or otherwise.